UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2012

CB RICHARD ELLIS REALTY TRUST

(Exact name of registrant as specified in its charter)

Maryland	000-53200	56-2466617
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

47 Hulfish Street, Suite 210, Princeton, NJ 08542

(Address of principal executive offices)

(609) 683-4900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement.

In connection with the closing of CB Richard Ellis Realty Trust’s (the “Company”) follow-on public offering of common shares of beneficial interest on January 30, 2012, the Company notified Ameriprise Financial Services, Inc. (“Ameriprise”), CNL Securities Corp. (the “Dealer Manager”), CBRE Advisors LLC (the “Investment Advisor”) and CB Richard Ellis Investors, L.L.C. (the “Sponsor”) on February 9, 2012, that, effective January 30, 2012, the Company elected to terminate the Selected Dealer Agreement dated February 12, 2009, by and among the Company, Ameriprise, the Dealer Manager, the Investment Advisor and the Sponsor (the “Selected Dealer Agreement”). Pursuant to the Selected Dealer Agreement, Ameriprise had been appointed as a soliciting dealer in the Company’s recently closed follow-on public offering. Pursuant to Section 10 of the Selected Dealer Agreement, any party may terminate the Selected Dealer Agreement at any time for any reason, however certain rights and obligations of the parties will survive. The Company has not incurred any early termination penalties or payments due to the termination of the Selected Dealer Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CB RICHARD ELLIS REALTY TRUST

February 15, 2012	By:	/S/ JACK A. CUNEO
	Name:	Jack A. Cuneo
	Title:	Chief Executive Officer